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                                                            EXHIBIT (4)(c)(4)

MELLON BUSINESS CREDIT                             Mellon Bank Center
                                                   1735 Market Street
February 6, 1996                                   6th Floor
                                                   Philadelphia, PA 19101-7899

Mr. William C. Massie
Vice President-Finance
B.B. Walker Company
414 East Dixie Drive
Asheboro, NC 27203

Dear Mr. Massie:

As we have previously discussed, Mellon Bank has agreed to modify the financial covenants of B.B. Walker for the period ending October 31, 1995 and subsequent periods. These covenant changes are outlined on the attached term sheet along with various changes to the structure of the loan facility. The modifications were based on the Company's draft audited financial statements results for the fiscal year ended October 31, 1995 and the Company's projections for fiscal 1996.

These are the only amendments to the Credit Agreement contemplated at this time. All the other terms and conditions of the Credit Agreement remain in full force and effect.

The Amendment to the Credit Agreement formalizing these changes is now being prepared by Ben Howell of Reed, Smith, Shaw & McClay.

Sincerely,

ROGER D. ATTIX

Roger D. Attix
Vice President


cc:   Rogers Anderson
      Price Waterhouse





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                                  TERM SHEET
                              B.B. WALKER COMPANY
                       Loan Restructure of February 1996



                         Original                 As Approved
                         --------                 -----------

Revolving Line          $20,000,000               $16,000,000

Inventory Sublimit      $9,000,000 May-Sept       $8,000,000 Jan-Mar; Aug-Oct
                        $8,000,000 Apr & Oct      $7,000,000 Apr-July; Nov-Dec
                        $7,000,000 Mar & Nov      $300,000   Retail
                        $6,500,000 Dec-Feb
                        $300,000   Retail

Seasonal Overadvances   $750,000 March-Nov        $500,000 Oct-March

Stockholder Notes       $750,000 Minimum          $1,100,000 Minimum (If level
                                                  falls below $1,200,000 -
                                                  seasonal overadvance becomes
                                                  unavailable)

Pricing-Revolver        Prime + .50%              Prime + 1.00%
  LIBOR Option          Yes                       No
  Performance Pricing   Yes                       Tied to reaching original
                                                  covenants as projected in
                                                  August, 1995.

  Collateral Mgt. Fee   $16,000                   $36,000
  Overadvance Fee       $15,000                   $10,000
  Restructure Fee       $N/A                      $25,000


All other terms and conditions to remain unchanged.

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